UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 5, 2020, the Board of Directors (the “Board”) of Energy Recovery, Inc. (the “Company”) appointed Mr. Robert Yu Lang Mao, age 76, as President and Chief Executive Officer effective immediately. Mr. Mao had been named as the interim President and Chief Executive Officer on November 1, 2019. Mr. Mao will retain his board seat and chairmanship in his new position. Mr. Mao has served as a member of our Board of Directors since 2010 and was appointed Chairman of the Board in March 2019, effective in June 2019. Mr. Mao’s compensation in connection with his role as President and Chief Executive Officer has not yet been determined and will be set by the Company’s Compensation Committee at a later date, at which time the Company will file an amendment to this Current Report on Form 8-K to disclose the material terms of such arrangement. In addition, the Board appointed Ms. Pamela Tondreau, age 60, a member of our Board, to succeed Mr. Arve Hanstveit as the Board’s Lead Independent Director.

Mr. Mao has more than thirty years of executive experience in the technology and telecommunications industries across Asia, the United States, and Europe. In addition to serving on Energy Recovery’s Board, he is currently a member of the Board of Directors of Ubee Interactive Corporation, a privately held supplier of broadband access equipment and devices to multimedia and telecom service providers worldwide. Mr. Mao also previously served on the Board of Directors of Hon Hai Precision Ind. Co. Ltd (Foxconn), the world’s largest contract manufacturer supplying high tech products to world leading companies including Apple, Amazon, Dell, Microsoft, and Hewlett-Packard Company (Hewlett-Packard). In 2013, Mr. Mao was named Chairman, China Region for Hewlett-Packard Company (Hewlett-Packard). He retired from Hewlett-Packard in 2016. Mr. Mao served as Chief Executive Officer of 3Com Corporation (3Com) from 2008 to 2010 and completed the sale of 3Com to Hewlett-Packard in 2010. Mr. Mao was also a member of the Board of Directors of 3Com from 2007 to 2010. 3Com was a Nasdaq listed S&P 500 company providing computer networking and security solutions and products to public and private enterprises worldwide. Prior to 3Com Corporation, he worked for Nortel Networks, a broad-based communications technology company, as Chief Executive Officer of the company’s Greater China operations from 1997 to 2006. Before joining Nortel, he was regional president of the Greater China region for Alcatel-Lucent from 1995 to 1997. He also held executive positions at Alcatel and ITT in Asia and the United States. Mr. Mao holds a B.S. in Material Science and a M.S. in Metallurgical Engineering from Cornell University and a M.B.A. in Management from the Massachusetts Institute of Technology (MIT).

Mr. Mao has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Mao has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Mao’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Dated May 7, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	May 7, 2020	By:	/s/ William Yeung
William Yeung
Chief Legal Officer